FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

Exhibit 10.8

CYCLERION THERAPEUTICS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1.                                      Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.                                      Purpose of Plan

The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock in offerings under the Plan, and thereby acquire an interest in the future of the Company.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

3.                                      Options to Purchase Stock

Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase under the Plan to Eligible Employees will be            shares, plus an annual increase to be added on the date of each specified annual meeting of the stockholders of the Company, beginning with the first annual meeting of stockholders following the Effective Date and ending with the ninth annual meeting of stockholders following the Effective Date, equal to the lesser of (i) one percent (1%) of the number of shares of Stock outstanding on a fully diluted basis as of the close of business on the immediately preceding day (calculated by adding to the number of shares of Stock outstanding, all outstanding securities convertible into Stock on such date on an as converted basis), and (ii) an amount determined by the Administrator on or prior to the date of such annual meeting of stockholders.  The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company.  If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase under the Plan.  If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for purchase under the Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of payroll deductions, if necessary.

4.                                      Eligibility

(a)                                 Eligibility Requirements.  Subject to Section 13 of the Plan, and the exceptions and limitations set forth in Sections 4(b), 4(c) and 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee (i) who has been continuously employed by the Company or a

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Designated Subsidiary, as applicable, for a period of at least fifteen (15) Business Days as of the first day of an Option Period, (ii) whose customary Employment with the Company or a Designated Subsidiary, as applicable, is for more than five (5) months per calendar year, (iii) who customarily works twenty (20) hours or more per week, and (iv) who satisfies the requirements set forth in the Plan will be an Eligible Employee.

(b)                                 Five Percent Shareholders.  No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

(c)                                  Additional Requirements.  The Administrator may, for Option Periods that have not yet commenced, establish additional or different eligibility requirements not inconsistent with Section 423 of the Code.

5.                                      Option Periods

The Plan will generally be implemented by a series of separate offerings referred to as “Option Periods”.  Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on the first Business Day in June and December of each year, anticipated to be on or around June 1 and December 1, and ending approximately six (6) months later on the last Business Day in November or May, as applicable, of each year, anticipated to be on or around November 30 and May 31.  The last Business Day of each Option Period will be an “Exercise Date”.  The Administrator may change the Exercise Date, the commencement date, the ending date and the duration of each Option Period to the extent permitted by Section 423 of the Code; provided, however, that no Option may be exercised after 27 months from its grant date.

6.                                      Option Grant

Subject to the limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.                                      Method of Participation

(a)                                 Payroll Deduction and Participation Authorization.  To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period.  Such an Eligible Employee will

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remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein.  Such payroll deduction and participation authorization must be delivered not later than fifteen (15) Business Days prior to the first day of an Option Period, or such other time as specified by the Administrator.

(b)                                 Changes to Payroll Deduction Authorization for Subsequent Option Periods.  A Participant’s payroll deduction authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not later than fifteen (15) Business Days prior to the first day of the subsequent Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 13 or 14 of the Plan.

(c)                                  Changes to Payroll Deduction Authorization for Current Option Period.  During an Option Period, a Participant may decrease his or her payroll deduction authorization once, but may not increase his or her payroll deduction authorization.  Any election to decrease to a Participant’s payroll deduction authorization intended to be effective for the Option Period during which the election to decrease is made must be delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and will be effective as soon as administratively practicable.  If a Participant’s payroll deduction authorization is reduced to 0% during an Option Period, payroll deductions previously accumulated during such Option Period will be applied to purchase shares of Stock on the Exercise Date for that Option Period and the Participant’s participation in the Plan will thereupon terminate, unless the Participant has delivered a new payroll deduction authorization for the subsequent Option Period in accordance with the rules of Section 7(b) above.  A Participant may also terminate his or her payroll deduction authorization during an Option Period by canceling his or her Option in accordance with Section 13 of the Plan.

(d)                                 Payroll Deduction Percentage.  Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one percent (1%) to fifteen percent (15%) of the employee’s Eligible Compensation per payroll period.

(e)                                  Payroll Deduction Account.  All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account.  Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

8.                                      Method of Payment

A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account, unless otherwise provided by the Administrator under a sub-plan or separate offering for a non-U.S. Designated Subsidiary.

9.                                      Purchase Price

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423 of the Code) of the lesser of (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Option Period) and (b) the Fair Market Value of a

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share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10.                               Exercise of Options

(a)                                 Purchase of Shares.  Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than            shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 of the Code (the “Maximum Share Limit”).  As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant.  No fractional shares will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 hereof.

(b)                                 Return of Account Balance.  Except as provided in Section 10(a) with respect to fractional shares, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable.  If the Participant’s accumulated payroll deductions on the Exercise Date of an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum number of shares of Stock that may be purchased by a Participant pursuant to Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

11.                               Interest

No interest will be payable on any amount held in the Account of any Participant.

12.                               Taxes

Payroll deductions will be made on an after-tax basis.  The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan.  In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

13.                               Cancellation and Withdrawal

(a)                                 Cancellation of Payroll Deduction Authorization and Withdrawal from Plan.  A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator.  To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than fifteen (15) Business Days prior to such Exercise Date (or such other time as specified by the Administrator).  Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.  For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Option Period or future payroll periods within an ongoing Option period to 0% pursuant to Section 7 of the Plan, will be deemed to have terminated his or her payroll deduction authorization and canceled his or her participation in future Option Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Option Period in accordance with the rules of Section 7(b) of the Plan.

(b)                                 401(k) Hardship Withdrawal.  To the extent required by applicable law, a Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant’s Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter.  To the extent required by applicable law, an Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

14.                               Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Option Period prior to an Exercise Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15.                               Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423 of the Code.  Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner.  In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by the Participant under the Plan may be

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.

16.                               Change in Capitalization; Corporate Transaction

(a)                                 Change in Capitalization.  In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the Maximum Share Limit and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

(b)                                 Corporate Transaction.  In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants, without interest, and/or (iii) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

17.                               Administration of Plan

The Plan will be administered by the Administrator, which will have the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants and all persons.

The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18.                               Amendment and Termination of Plan; Separate Offerings; Sub-Plans

(a)                                 Amendment.  The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the shareholders of the Company within 12 months before or after its adoption.

(b)                                 Termination.  The Board reserves the right at any time or times to suspend or terminate the Plan.  In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either on the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

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treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.

(c)                                  Separate Offerings; Sub-Plans.  Notwithstanding the foregoing or any provision of this Plan to the contrary, consistent with the requirements of Section 423 of the Code, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering, and/or provide for separate offerings under this Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

19.                               Approvals

Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval.  In the event that the Plan has not been approved by the shareholders of the Company prior to the first anniversary of the Effective Date, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.                               Participants’ Rights as Shareholders and Employees

A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

21.                               Limitations on Dispositions; Information Regarding Disqualifying Dispositions.

Shares of Stock purchased under the Plan may, as determined by the Administrator in its sole discretion, be subject to a holding period during which such shares may not be sold, transferred, withdrawn, or moved.

By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the day

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such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

22.                               Governing Law

The Plan will be governed by and administered in accordance with the laws of the Commonwealth of Massachusetts, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading and the Code, in each case as determined by the Administrator.  Except as otherwise provided under a sub-plan described in Section 18(c) of the Plan or as provided in the first sentence of this Section 22, the domestic substantive laws of Massachusetts govern the provisions of the Plan or any Options under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

23.                               Effective Date and Term

The Effective Date of the Plan will be the date of adoption of the Plan by the Board.  No rights will be granted hereunder after the earliest to occur of (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c) the day before the 10-year anniversary of the date the Board approves the Plan.

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“401(k) Plan”:  A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.

“Account”:  A payroll deduction account maintained in the Participant’s name on the books of the Company.

“Administrator”:  The Compensation Committee of the Board, except that the Compensation Committee may delegate (i) to one or more members one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Board”:  The Board of Directors of the Company.

“Business Day”:  Any day on which the established national exchange or trading system (including the Nasdaq Stock Market) on which the Stock is traded is available and open for trading.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Cyclerion Therapeutics, Inc., a Massachusetts corporation.

“Designated Subsidiary”:  A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan as set forth on Exhibit B to the Plan.  For the avoidance of doubt, any Subsidiary of the Company shall be eligible to be designated as a Designated Subsidiary hereunder.

“Effective Date”:  The date set forth in Section 23 of the Plan.

“Eligible Compensation”:  Compensation, as such term is defined in the Cyclerion Therapeutics, Inc. 401(k) Plan.

“Eligible Employee”:  Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

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“Employee”:  Any person who is employed by the Company or a Designated Subsidiary.  For the avoidance of doubt, independent contractors and consultants are not “Employees”.

“Exercise Date”:  The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

“Fair Market Value”:  As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the shares are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 of the Code and Section 409A of the Code to the extent applicable.

“Maximum Share Limit”:  The meaning set forth in Section 10 of the Plan.

“Option”:  An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

“Option Period”:  An offering period established in accordance with Section 5 of the Plan.

“Parent”:  A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”:  An Eligible Employee who elects to enroll in the Plan.

“Plan”:  The Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Price”:  The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

“Stock”:  Common stock of the Company, par value $0.001 per share.

“Subsidiary”:  A “subsidiary corporation” as defined in Section 424(f) of the Code.

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

EXHIBIT B

Designated Subsidiaries

Designated Subsidiaries as of the date of adoption of the Plan by the Board are listed below:

N/A